UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2017

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.
On March 13, 2017, Cognizant Technology Solutions Corporation (“Cognizant” or the “Company”) entered into accelerated stock repurchase agreements (each, an “ASR Agreement”) with Barclays Bank PLC (“Barclays”), Citibank N.A. (“Citibank”) and UBS AG, London Branch (“UBS”) to repurchase an aggregate of $1.5 billion of the Company’s Class A common stock (the “Common Stock”). The ASR Agreements are part of the plan announced by the Company in February 2017 to return $3.4 billion to shareholders over the next two years through a combination of share repurchases and dividends.
Under the terms of the ASR Agreements, Cognizant will make a $500.0 million payment to each of Barclays, Citibank and UBS on March 14, 2017 and expects to receive from each of them on the same day an initial delivery of approximately 7.2 million shares of Common Stock. The final number of shares to be repurchased will be based on the volume-weighted average stock price of the Common Stock during the term of the transaction, less a discount and subject to potential adjustments pursuant to the terms of the relevant ASR Agreements. At settlement, under certain circumstances, each of Barclays, Citibank and UBS may be required to deliver additional shares of Common Stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Common Stock or to make a cash payment, at its election, to Barclays, Citibank and UBS, as applicable. The final settlement of the transactions under the ASR Agreements is scheduled to occur during or prior to the third quarter of 2017 but such transactions may be terminated early in certain circumstances.
The ASR Agreements contain customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled settlement date and various acknowledgements, representations and warranties made by the Company and Barclays, Citibank and UBS, as applicable, to one another.
The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the form of ASR Agreement, a copy of which is attached hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of ASR Agreement

This Current Report includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied forward-looking statements relating to the Company’s accelerated share repurchase program and its capital return plan, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Karen McLoughlin
Name:	Karen McLoughlin
Title:	Chief Financial Officer

Date: March 13, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of ASR Agreement